SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (date of earliest event reported): September 3, 2002



                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of Registrant as specified in its charter)

     Delaware                          0-2554                     77-0222872
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
of incorporation or organization)                         Identification Number)





                                336 Bollay Drive
                             Santa Barbara, CA 93117
                    (Address of principal executive offices)

                                 (805) 685-9880
              (Registrant's telephone number, including area code)



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ITEM 5.  Other Events

On August 29, 2002 Miravant Medical Technologies announced that it has closed a round of new financing consisting of the sale of unregistered shares of common stock for $2.5 million at $0.50 per share, based on a premium of approximately 20% of the average closing price for the prior 10 trading days. For every two common shares acquired, the equity purchase includes a warrant for one share priced at $0.50. A group of private investors participated in the offering. The proceeds will be used for research, development and general corporate purposes. A group of private investors participated in the offering. A copy of the Securities Purchase Agreement, Registration Rights Agreement and Warrant Agreement have been filed as exhibits to this report and are incorporated in this report by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  Exhibit Number                              Exhibit

                  Exhibit 10.1      Securities Purchase Agreement dated
                                    August 28, 2002 between the Registrant and the Purchasers.

                  Exhibit 10.2 Registration Rights Agreement dated August 28, 2002 between the Registrant and the Purchasers.

                  Exhibit 10.3 Common Stock Warrant Purchase Certificate dated August 28, 2002 between the Registrant and the Purchasers.

                  Exhibit 99 Miravant Medical Technologies Press Release issued August 29, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Miravant Medical Technologies
                                  (Registrant)

Date:  September 3, 2002

                                     By:  /s/ John M. Philpott
                                     -------------------------
                                     Name:    John M. Philpott
                                     Title:   Chief Financial Officer

                                  Exhibit Index



                  Exhibit Number                              Exhibit


                  Exhibit 10.1      Securities Purchase Agreement dated
                                    August 28, 2002 between the Registrant and the Purchasers.

                  Exhibit 10.2 Registration Rights Agreement dated August 28, 2002 between the Registrant and the Purchasers.

                  Exhibit 10.3 Common Stock Warrant Purchase Certificate dated August 28, 2002 between the Registrant and the Purchasers.

                  Exhibit 99 Miravant Medical Technologies Press Release issued August 29, 2002.